Exhibit 99.2

Parent of CFBank, NA

PRESS RELEASE
FOR IMMEDIATE RELEASE:	October 28, 2019
For Further Information:	Timothy T. O'Dell, President & CEO
Phone: 614.318.4660
Email: timodell@cfbankmail.com

CENTRAL FEDERAL CORPORATION, PARENT OF CFBANK, ANNOUNCES $25 MILLION CAPITAL RAISE

Worthington/Columbus, Ohio – October 28, 2019 – Central Federal Corporation (NASDAQ: CFBK) (the “Company”), the parent of CFBank, National Association (“CFBank”),  announced today that it has entered into an agreement to issue up to $25 million in common and convertible preferred stock in a private placement to institutional and other accredited investors.

An affiliate of Castle Creek Capital LLC (“Castle Creek”), a California-based private equity firm and leading investor in the financial institutions sector, is the lead institutional investor in the private placement.  Following the closing of the private placement, Castle Creek is expected to own approximately 9.9% of the Company’s voting common stock and a significant portion of the new class of non-voting preferred stock.

The private placement is currently expected to close by November 1, 2019, subject to customary closing conditions.  The Company intends to use the proceeds from the private placement to fund organic growth of CFBank, to support CFBank’s capital ratios and for general corporate purposes.

Sandler O’Neill & Partners, L.P. is the sole placement agent for the private placement.   Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to the Company and Holland & Knight is serving as legal counsel to the placement agent in connection with the private placement.

The common stock and preferred stock are being offered and sold in a private transaction and have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws.  Such securities may not be offered or sold absent registration under applicable securities laws or an applicable exemption from such registration.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and will not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About Central Federal Corporation and CFBank

Central Federal Corporation is a financial holding company that owns 100% of the stock of CFBank, National Association (CFBank), which was formed in Ohio in 1892 and converted from a federal savings association to a national bank on December 1, 2016. CFBank has a presence in four major metro Ohio markets – Columbus, Cleveland, Cincinnati and Akron-  as well as its two branch locations in Columbiana County, Ohio.  Also,  in  March 2019, CFBank opened a branch location in Blue Ash, Ohio, which is its second location in the Cincinnati market.    CFBank provides personalized Business Banking products and services including commercial loans and leases, commercial and residential real estate loans and treasury management depository services.  As a full service commercial bank, our business, along with our products and services, is focused on serving the banking and financial needs of closely held businesses.  Our business model emphasizes personalized service, customer access to decision makers, quick execution, and the convenience of online internet banking, mobile banking, remote deposit and corporate treasury management.  In addition, CFBank provides residential lending and full service retail banking services and products.

Additional information about the Company and CFBank is available at www.CFBankOnline.com

FORWARD LOOKING STATEMENTS

This press release and other materials we have filed or may file with the Securities and Exchange Commission (“SEC”) contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Reform Act of 1995, which are made in good faith by us.  Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of Central Federal Corporation or CFBank, National Association; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements.  Words such as "estimate," "strategy," "may," "believe," "anticipate," "expect," "predict," "will," "intend," "plan," "targeted," and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements, including, without limitation, those detailed from time to time in our reports filed with the SEC, including those identified in “Item 1A.  Risk Factors” of Part I of our Form 10-K filed with SEC for the year ended December 31, 2018.

Forward-looking statements are not guarantees of performance or results.  A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement.  We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.  We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material.  The forward-looking statements included in this earnings release speak only as of the date hereof.  We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.